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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 5, 2000, accompanying the consolidated financial statements in the Annual Report of Peoples Financial Corporation on Form 10-KSB for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed on or about the date of this consent.




/s/ Grant Thornton LLP
Cincinnati, Ohio
August 3, 2001